UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2010 (December 22, 2010)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Secured Term Loan Credit Agreement

On December 22, 2010, Aventine Renewable Energy Holdings, Inc. (“Aventine”) entered into a senior secured term loan credit agreement (the “Term Loan Agreement”) with Citibank, N.A., as administrative agent and as collateral agent, the lenders party thereto, Citigroup Global Markets Inc. and Jefferies Finance LLC, as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance LLC, as co-syndication agents.  Under the Term Loan Agreement, the lenders will provide to Aventine an aggregate principal amount $200,000,000 term loan facility.  Subject to the satisfaction of certain conditions, including that no default or event of default shall have occurred and pro forma compliance with the financial covenants after giving effect to the borrowings thereunder, Aventine may request the creation of one or more new tranches of term loans or increase in the total commitments under the Term Loan Agreement in an amount up to $25,000,000.  The proceeds of loans under the Term Loan Agreement will be used to (1) redeem Aventine’s 13% senior secured notes due in 2015 in the aggregate principal amount of $155,000,000 at a redemption price of 105% of the principal amount, plus accrued and unpaid interest, (2) to pay related transaction costs, fees and expenses, and (3) for general corporate purposes.  Certain affiliates of Aventine are, or may from time to time be, lenders under the Term Loan Agreement.  Certain lenders under the Term Loan Agreement hold, or may from time to time hold, equity and debt securities of Aventine.  Additionally, two of the lenders under the Term Loan Agreement, Brigade Capital Management, LLC (“Brigade”) and Senator Investment Group LP (“Senator”) are significant holders of equity and debt securities of Aventine.  Two of Aventine’s directors, Carney Hawks and Douglas Silverman, are employees of Brigade and Senator, respectively.

The loans under the Term Loan Agreement will mature on December 22, 2015, and will amortize in quarterly installments until maturity in an amount equal to 1% per year with the balance due at maturity.  Under the terms of the Term Loan Agreement, Aventine may request, not less than 45 days prior to the then-effective maturity date, and subject to the satisfaction of certain conditions, that the loans under the Term Loan Agreement be extended.  The indebtedness and obligations under the Term Loan Agreement will be secured by a lien on all or substantially all of the assets of Aventine and its subsidiaries, as subsidiary guarantors.  The security interest granted in the collateral constituting substantially all of Aventine’s and its subsidiaries’ fixed assets will be first priority in nature, subject to customary exceptions, and the security interests granted in all other assets will be second priority in nature and subject to customary liens and the first priority lien on such assets under Aventine’s existing revolving credit facility (the “Revolving Facility”).

Borrowings under the Term Loan Agreement will bear interest at (i) the London Interbank Offered Rate (“LIBOR”) plus 8.5% per annum or (ii) the alternate base rate plus 7.5% per annum.  The LIBOR rate will be subject to a 2% floor.  The alternate base rate will be calculated based on the greater of (i) 3% per annum and (ii) the highest of (A) the Federal funds rate plus 1/2 of 1%, (B) the LIBOR rate for an interest period of one month plus 1%, (C) the three-month certificate of deposit rate plus 1/2 of 1%, and (D) Citibank, N.A.’s prime rate.

The Term Loan Agreement contains mandatory prepayment provisions associated with specified assets sales, the incurrence or issuance of certain indebtedness and certain casualty and condemnation events.  Commencing in the first quarter of 2012 with respect to the fiscal year ending December 31, 2011, each year Aventine will be required to apply toward the prepayment of loans under the Term Loan Facility, a portion of its excess cash flow as calculated under the terms of the Term Loan Agreement.  The portion will be 50%; however, if the leverage ratio as calculated under the Term Loan Agreement as of the last day of the then completed fiscal year is less than 2.50:1.00 but greater than 1.75:1.00, such percentage will be 25% and if the leverage ratio as calculated under the Term Loan Agreement as of the last day of the then completed fiscal year is less than or equal to 1.75:1.00, such percentage will be 0%. Additionally, if Aventine makes optional prepayments of the Term Loan Facility on or prior to the first anniversary date of the closing date under the Term Loan Facility, such payment must be made at a make-whole price based on the yield to maturity of U.S. Treasury notes with a maturity closest to the first anniversary of the closing date plus 50 basis points.  Any optional prepayments made:  (1) after the first anniversary of the closing date but prior to the second anniversary of the closing date, will have a 3% prepayment premium, (2) after the second anniversary of the closing date but prior to the third anniversary of the closing date, will have a 2% prepayment premium and (d) after the third anniversary of the closing date but prior to the fourth anniversary of the closing date, will have a 1% prepayment premium.

The Term Loan Facility will require Aventine to not allow liquidity as calculated under the Term Loan Agreement to be less than (1) $15,000,000 on the closing date and thereafter through the fiscal year ending December 31, 2011 or (2) $25,000,000 during the fiscal ending December 31, 2012 and thereafter, in each case for a period of 15 consecutive days during such fiscal year.  Additionally, Aventine will be required to not allow the debt to capitalization ratio as calculated under the Term Loan Agreement to be greater than 0.65 to 1.00.  The Term Loan Agreement also contains other customary affirmative and negative covenants concerning the conduct of Aventine’s business operations, such as limitations on the incurrence of indebtedness, the granting of liens, mergers, consolidations and dispositions of assets, restricted payments and the payment of dividends, investments and transactions with affiliates.

The Term Loan Agreement contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, misrepresentation or breach of warranty, violation of certain covenants, a change of control, the commencement of a bankruptcy proceeding, Aventine or its subsidiaries’ insolvency and the rendering of a judgment or judgments against Aventine or its subsidiaries in excess of a specified amount individually or in the aggregate.  Upon the occurrence of an event of default, Aventine’s obligations under the Term Loan Facility may be accelerated and all indebtedness thereunder would become immediately due and payable.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement attached hereto as Exhibit 10.1.

Amendment of Revolving Credit and Security Agreement with PNC Bank National Association

On December 22, 2010 Aventine and each of its subsidiaries, as co-borrowers, entered into an amendment (“PNC Amendment”) to the Revolving Facility with PNC Bank National Association.

Under the terms of the PNC Amendment, each of Aventine and its subsidiaries grants a lien in substantially all fixed assets of such companies, such that the secured parties under the Revolving Facility will have a second priority lien in such assets. Additionally, under the terms of the PNC Amendment Aventine and its subsidiaries are limited in making any expenditure or commitments for capital expenditures of an aggregate amount for all such companies in excess of: (a) $110,000,000 for the fiscal year ending December 31, 2010; (b) $33,000,000 for the fiscal year ending December 31, 2011; (c) $23,000,000 for the fiscal year ending December 31, 2012; and (d) $14,000,000 for the fiscal year ending December 31, 2013 and each fiscal year thereafter. Additionally, Aventine and its subsidiaries will be required to not allow liquidity to be less than (1) $15,000,000 on the closing date and thereafter through the fiscal year ending December 31, 2011 or (2) $25,000,000 during the fiscal year ending December 31, 2012 and thereafter, in each case for a period of 15 consecutive days during such fiscal year.  Additionally, Aventine will be required to not permit the debt to capitalization ratio to be greater than 0.65 to 1.00.

The foregoing description of the PNC Amendment does not purport to be complete and is qualified in its entirety by reference to the PNC Amendment attached hereto as Exhibit 10.2.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Aventine entered into the Term Loan Agreement on December 22, 2010, which is more fully described in Item 1.01 above and is incorporated herein by reference.

Aventine entered into the PNC Amendment on December 22, 2010, which is more fully described in Item 1.01 above and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Senior Secured Term Loan Credit Agreement dated as of December 22, 2010 among Aventine Renewable Energy Holdings, Inc., as borrower, Citibank, N.A., as administrative agent and collateral agent, the other lenders party thereto, Citigroup Global Markets Inc. and Jefferies Finance LLC as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance LLC, as co-syndication agents.

10.2

Second Amendment and Joinder to Revolving Credit and Security Agreement dated as of December 22, 2010 among Aventine Renewable Energy Holdings, Inc. and PNC Bank National Association, as agent for lenders.

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated December 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 22, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
Name: Calvin Stewart
Title: Chief Accounting and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Senior Secured Term Loan Credit Agreement dated as of December 22, 2010 among Aventine Renewable Energy Holdings, Inc., as borrower, Citibank, N.A., as administrative agent and collateral agent, the other lenders party thereto, Citigroup Global Markets Inc. and Jefferies Finance LLC as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance LLC, as co-syndication agents.

10.2

Second Amendment and Joinder to Revolving Credit and Security Agreement dated as of December 22, 2010 among Aventine Renewable Energy Holdings, Inc. and PNC Bank National Association, as agent for lenders.

99.1	Press Release of Aventine Renewable Energy Holdings, Inc., dated December 22, 2010.